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                                                                    Exhibit e(2)


                       AMENDMENT TO DISTRIBUTION AGREEMENT

                                 October 2, 2001

Credit Suisse Asset Management
     Securities, Inc.
466 Lexington Avenue
New York, New York  10017-3147

Ladies and Gentlemen:

                  Pursuant to Section 7 of the Distribution Agreement (the "Distribution Agreement") by and between each of Credit Suisse Warburg Pincus European Equity Fund, Credit Suisse Warburg Pincus Global Technology Fund, Credit Suisse Warburg Pincus Global Telecommunications Fund, Credit Suisse Warburg Pincus Global Health Sciences Fund, Credit Suisse Warburg Pincus Global Financial Services Fund, Credit Suisse Warburg Pincus Small Cap Growth Fund, Credit Suisse Warburg Pincus Emerging Growth Fund, Credit Suisse Warburg Pincus Emerging Markets Fund, Credit Suisse Warburg Pincus Global Fixed Income Fund, Credit Suisse Warburg Pincus Municipal Bond Fund, Credit Suisse Warburg Pincus Japan Growth Fund, Credit Suisse Warburg Pincus Japan Small Cap Fund and Credit Suisse Warburg Pincus New York Municipal Fund (each a "Fund," together the "Funds") and Credit Suisse Asset Management Securities, Inc., dated August 1, 2000, the Distribution Agreement is hereby amended to delete Section 1.8 and replace it in its entirety by the following:

                  1.8(a) With respect to the Class A shares, the Fund will compensate the Distributor for its services in connection with distribution of Shares by the Distributor in accordance with the terms of the plan of distribution (the "Plan") adopted by the Fund pursuant to Rule 12b-1 under the 1940 Act with respect to such Class, as such Plan may be in effect from time to time. The Fund reserves the right to modify or terminate such Plan at any time as specified in the Plan and Rule 12b-1, and this Section 1.8(a) shall thereupon be modified or terminated to the same extent without further action of the parties. In addition, this Section 1.8(a) may be modified or terminated by the Board members as set forth in Section 8 hereof. The persons authorized to direct the payment of funds pursuant to this Agreement and the Plan shall provide to each Fund's governing Board, and the Board members shall review, at least quarterly a written report of the amounts so paid and the purposes for which such expenditures were made. The amounts paid under this Agreement are in addition to the amount of any initial sales charge or contingent deferred sales charge, if any, paid to the Distributor pursuant to the terms of each Fund's Registration Statement as in effect from time to time.

                  (b) With respect to the shares of Common and Advisor Classes, the Fund will pay certain amounts to certain persons consistent with the terms of the Co-Administration Agreement between the Distributor and the Fund and the distribution plans adopted with respect to such Classes.

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                  Except as expressly amended by this Amendment, the
Distribution Agreement shall remain in full force and effect as the same was in effect immediately prior to the effectiveness of this Amendment. All references in the Distribution Agreement to "this Agreement" shall be deemed to refer to the Distribution Agreement as amended by this Amendment.

                  Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                  Very truly yours,
                  CREDIT SUISSE WARBURG PINCUS EUROPEAN EQUITY FUND
                  CREDIT SUISSE WARBURG PINCUS GLOBAL TECHNOLOGY FUND
                  CREDIT SUISSE WARBURG PINCUS GLOBAL TELECOMMUNICATIONS FUND CREDIT SUISSE WARBURG PINCUS GLOBAL HEALTH SCIENCES FUND CREDIT SUISSE WARBURG PINCUS GLOBAL FINANCIAL SERVICES FUND CREDIT SUISSE WARBURG PINCUS SMALL CAP GROWTH FUND
                  CREDIT SUISSE WARBURG PINCUS EMERGING GROWTH FUND
                  CREDIT SUISSE WARBURG PINCUS EMERGING MARKETS FUND
                  CREDIT SUISSE WARBURG PINCUS GLOBAL FIXED INCOME FUND CREDIT SUISSE WARBURG PINCUS MUNICIPAL BOND FUND
                  CREDIT SUISSE WARBURG PINCUS JAPAN GROWTH FUND
                  CREDIT SUISSE WARBURG PINCUS JAPAN SMALL CAP FUND
                  CREDIT SUISSE WARBURG PINCUS NEW YORK MUNICIPAL FUND

                                    By:  /s/Hal Liebes
                                       ------------------------------------
                                         Name: Hal Liebes
                                         Title:

Accepted:

CREDIT SUISSE ASSET MANAGEMENT
SECURITIES, INC.


By:   Hal Liebes
    -------------------------------
      Name:  Hal Liebes
      Title: